Exhibit 2
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                    CAPITAL STOCK PURCHASE AND SALE AGREEMENT

     THIS CAPITAL STOCK PURCHASE AND SALE AGREEMENT ("Agreement") is made this 15th day of September, 1997 by, between and among Bodstray Company, Ltd. (hereinafter referred to as "BODSTRAY" or "Seller") and RADA Electronic Industries, Ltd. (hereinafter referred to as "RADA" or "Buyer"), for the private purchase and sale of approximately twenty-six (26%) percent of the issued and outstanding capital stock of Jetborne International, Inc.

                              W I T N E S S E T H :

     WHEREAS, the parties acknowledge that Jetborne International, Inc., a publicly held Delaware corporation ("the Company") has authorized capital stock comprised only of 14,000,000 (post-reverse split) shares of $.10 par value Common Stock, of which 2,329,857 (post-reverse split) shares are issued and outstanding as of the date of this Capital Stock Purchase Agreement (the "Agreement"); and

     WHEREAS, the parties acknowledge that Jetborne International, Inc. intends to reverse split its Common Stock on a one (1) post-split share for ten (10) pre-split shares basis on or about September 30, 1997; and

     WHEREAS, the Buyer now holds approximately forty-nine (49%) percent of the Capital Stock of the Company and is desirous of acquiring an additional twenty-six (26%) percent of the Company now held by the Seller; and

     WHEREAS, the Seller is agreeable to selling, transferring and conveying the approximately twenty-six (26%) percent of the ownership interest in the Company to the Buyer in exchange for the consideration hereinafter set out,

     NOW  THEREFORE,   in  consideration  of  the  premises  contained  in  this
Agreement, the parties hereby agree as follows:

                                   ARTICLE I.
                                PURCHASE AND SALE
                                -----------------

     The Seller shall sell, assign, transfer and convey to the Buyer 605,763 (post-split) shares of the restricted Common Stock of Jetborne International, Inc. now held by the Seller (the "Shares").

                                  ARTICLE II.
                                     CLOSING
                                     -------

     Consummation of the transaction contemplated herein shall occur upon delivery to the Buyer of the Shares as contemplated herein and shall constitute the Closing which shall take place within ninety (90) days of full and final execution of this Agreement.



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                                  ARTICLE III.
                                  CONSIDERATION
                                  -------------

     In exchange for the Shares, the Buyer shall issue to the Seller 700,000 shares of the restricted ordinary shares of RADA Electronic Industries, Inc.

     As existing shareholders of Jetborne International, Inc. the parties make no representations or warranties to each other regarding the Company or its operations. Seller represents and warrants to the Buyer that Seller owns the Shares free and clear in all respects and is fully authorized to enter into this Agreement and perform all of its terms and conditions.

                                   ARTICLE IV.
                            NO BROKER; NO ASSIGNMENT
                            ------------------------

     Buyer and Seller all represent and warrant that all introductions, discussions, negotiations and all dealing with respect to the transactions contemplated herein have been undertaken directly by the parties or their representatives and that no other person, firm or entity has acted in this contemplated transaction in any way, directly or indirectly, so as to give rise to entitlement or claim to a finder's fee, brokerage fee or other like payment. This Agreement shall not be assignable or delegable by either the Seller or the Buyer.


                                   ARTICLE V.
                                  GOVERNING LAW
                                  -------------

     This Agreement shall be construed and governed in accordance with the laws of the State of Florida and shall be deemed to have been negotiated and performed in the State of Florida. Venue in any dispute arising hereunder shall be in Broward County, Florida.

                                   ARTICLE VI.
                                     NOTICE
                                     ------

         All notices, demands, requests and correspondence shall be deemed duly given if mailed by certified mail, postage prepaid, and addressed as follows:

         If to the Seller:                      Bodstray Company Limited
                                                ------------------------
                                                ------------------------


         And to:                                ------------------------
                                                ------------------------
                                                ------------------------






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         If to the Buyer:                       RADA Electronic Industries, Ltd.
                                                --------------------------------
                                                --------------------------------


         And to:                                --------------------------------
                                                --------------------------------
                                                --------------------------------



                                  ARTICLE VII.
                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed upon any number of identical counterparts with the same effect as if the signature or signatures to each counterpart were upon the same physical instruments.

     WHEREFORE, the parties have hereunto set their hands and seals as of the date first written above.

                                              AS TO BUYER:

                                              RADA Electronic Industries, Ltd.,
                                              an Israeli corporation


                                              BY: /s/Haim Nissensen
                                                  -----------------
                                                  Chaim Nissensen, President

(SEAL)                                        ATTEST:


                                              BY: /s/Hadas Barnoy Tsror
                                                  ---------------------
                                                  Hadas Barnoy Tsror, Secretary






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                                              AS TO SELLER:

                                              Bodstray Company Limited, a Hong
                                              Kong corporation


                                              BY: /s/Chaim Zimet
                                                  ---------------------
                                                  Chaim Zimet, Director

(SEAL)                                        ATTEST:


                                              BY:
                                                  ---------------------
                                                            , Secretary






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